FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): April 29, 1997


                  Environmental Technologies Corp.
     (Exact name of registrant as specified in its charter)


  Delaware                  0-20986             22-3005943
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



 550 James Street,  Lakewood, New Jersey              08701
(Address of principal executive office)             (Zip Code)



Registrant's telephone number, including area code:(908) 370-3400



                                N/A
  (Former name or former address, if changed since last report)





                        Page 1 of 3 pages

Item 1.   Changes in Control of Registrant

          Not Applicable


Item 2.   Acquisition or Disposal of Assets

          Not Applicable


Item 3.   Bankruptcy or Receivership

          Not Applicable


Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable


Item 5.   Other Events

          The Registrant issued a press release on April 4, 1997 regarding, inter alia, the resignation of its chief executive officer,
B. Brinkerhoff McCagg.

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Not Applicable

          (c)  Exhibits

               -  Press Release dated April 4, 1997


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ENVIRONMENTAL TECHNOLOGIES CORP.



                            BY:    /s/RICHARD G. SCHMELING
                                   _____________________________
                                   RICHARD G. SCHMELING,
                                   Vice President-Finance

Dated:  April 29, 1997

NEW YORK, April 4, 1997 (Reuter)

      Environmental Technologies Corp. said Friday an investigation by the Board had found no evidence of any irregularities involving its chief executive officer, Brin McCagg, or its FulCircle Recyclers, Inc. subsidiary.

      It also announced that McCagg had resigned to pursue other business opportunities.

      The Company said McCagg had agreed not to pursue defamation claims against it.

      McCagg was suspended by the Company in January while it reviewed operations at FulCircle. At that time, he resigned from the Company's Board.

      George Cannan, Environmental Technologies' Chairman, will take on the CEO duties, the Company said. Cannan was CEO prior to retaining McCagg in January 1996.

      Environmental Technologies is a fully integrated supplier of refrigerant reclamation services, refrigerant recovery and recycling equipment, and a recycler of fluorescent lighting ballasts.